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                                                                    EXHIBIT 11



                               THE BUCKLE, INC.
                      COMPUTATIONS OF EARNINGS PER SHARE
             (dollar amounts in thousands, except per share data)

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

                                    Thirteen Weeks Ended                            Thirteen Weeks Ended
                                       August 1, 1998                                  August 2, 1997
                         -----------------------------------------------   --------------------------------------------
                             Income         Shares        Per Share          Income          Shares       Per Share
                                                           Amount                                           Amount

Basic EPS
  Net Income               $      6,038         22,001     $     0.27      $      3,479          21,062    $     0.17

Effect of Dilutive
Securities
  Stock Options                                  1,225                                            1,132
                         ------------------------------------------------ --------------------------------------------
Diluted EPS                $      6,038         23,226     $     0.26      $      3,479          22,194    $     0.16
                         ================================================ ============================================


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                                        Twenty-six Weeks Ended                       Twenty-six Weeks Ended
                                            August 1, 1998                               August 2, 1997
                         ---------------------------------------------   ---------------------------------------------
                             Income         Shares        Per Share          Income          Shares       Per Share
                                                           Amount                                           Amount

Basic EPS
 Net Income                $     11,052         21,965     $     0.50      $      5,736          21,006    $     0.27

Effect of Dilutive
Securities
  Stock Options                                  1,234                                              910
                         ---------------------------------------------   ---------------------------------------------
Diluted EPS                 $    11,052         23,199     $     0.48      $      5,736          21,916    $     0.26
                         =============================================   =============================================


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